   As filed with the Securities and Exchange Commission on January 31, 2002
                                                      Registration No. 333-56914


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              PLANAR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          OREGON                                          93-0835396
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                              1400 NW Compton Drive
                             Beaverton, Oregon 97006
                                  503-690-1100
       (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                  Balaji Krishnamurthy, Chief Executive Officer
                              Planar Systems, Inc.
                             1400 NW Compton Drive
                             Beaverton, Oregon 97006
                                  503-690-1100
    (Name, address, including zip code, and telephone number, including area code of agent for service)

                              --------------------

                                   Copies to:

                           Gregory E. Struxness, Esq.
                                 Ater Wynne LLP
                          222 S.W. Columbia, Suite 1800
                             Portland, Oregon 97201
                                  503-226-1191

                              --------------------


        Approximate date of commencement of proposed sale to the public:
This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

                              --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________


If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

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                          DEREGISTRATION OF SECURITIES

     On March 12, 2001, Planar Systems, Inc. filed a registration statement on Form S-3 (No. 333-56914) (the "Registration Statement") that registered 362,794 shares of its common stock for resale from time to time. The Registration Statement was declared effective by the Commission on March 15, 2001.

     The Registration Statement was filed in order to register shares of Planar's common stock issued to the former shareholders of AllBrite Technologies, Inc., which was acquired by Planar on December 22, 2000. Planar's obligation to maintain the effectiveness of the Registration Statement pursuant to the AllBrite Technologies, Inc. Shareholders Agreement between Planar and the former shareholders of AllBrite has expired.

     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Planar has filed this Post-Effective Amendment No. 1 to remove from registration all of the shares which remain unsold under the Registration Statement at the termination of the offering.

     This Post-Effective Amendment No. 1 to the Registration Statement deregisters all of the 143,850 shares of Planar common stock registered pursuant to the Registration Statement remaining unsold thereunder as of the date hereof.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Planar Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on January 31, 2002.

                                       PLANAR SYSTEMS, INC.

                                       By: Balaji Krishnamurthy*
                                           -------------------------------------
                                           Balaji Krishnamurthy
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on January 31, 2002.

Balaji Krishnamurthy*                    President, Chief Executive Officer,
-------------------------------------
Balaji Krishnamurthy                     Director( Principal Executive Officer)


/s/ Steve Buhaly                         Vice President, Chief Financial Officer
-------------------------------------
Steve Buhaly                             (Principal Financial and Accounting
                                         Officer)


William D. Walker*                       Chairman of the Board
-------------------------------------
William D. Walker


Carl W. Neun*                            Director
-------------------------------------
Carl W. Neun


Heinrich Stenger*                        Director
-------------------------------------
Heinrich Stenger


E. Kay Stepp *                           Director
-------------------------------------
E. Kay Stepp


Gregory H. Turnbull*                     Director
-------------------------------------
Gregory H. Turnbull


Steven E. Wynne*                         Director
-------------------------------------
Steven E. Wynne


*By: /s/ Steve Buhaly
     --------------------------------
         Steve Buhaly
         Attorney-in-Fact

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